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                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

                                  ROLLINS, INC.


     1.   PURPOSE

     This Employee Incentive Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain officers and other key employees of Rollins, Inc. (the "Corporation"), or of its subsidiary corporations (the "Subsidiary" or "Subsidiaries") as that term is defined in section 425(f) of the Internal Revenue Code of 1954 (the "Code") so that they may acquire or increase their proprietary interest in the Corporation, and to reward them properly for meritorious or profit producing services to the Corporation or the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Sec. 422A of the Code.

     2.  ADMINISTRATION.

     The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. The action of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Each Director while a member of the Committee shall meet the definition of "disinterested person" contained in Rule 16B-3 of the Securities Exchange Commission. The Committee shall from time to time at its discretion designate the key employees who shall be granted options and the number of shares subject to such options.


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     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on the member's part, including, but not limited to, the exercise of any power or discretion given the member under the Plan, except those resulting from the member's own gross negligence or willful misconduct.

     3.  ELIGIBILITY

     The Persons who shall be eligible to receive options shall be such key employees (including officers, whether or not they are Directors) of the Corporation or its subsidiaries as the Committee shall select from time to time ("Optionee" or "Optionees"). An Optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

     4.   STOCK

     The Stock subject to the Options under the Plan shall be shares of the Corporation's authorized and unissued or reacquired one dollar ($1.00) par value voting common stock (the term "Shares" as used herein shall refer to the said one dollar ($1.00) par value voting common stock of the Corporation, the term "Shares" shall refer to shares which are subject to an option granted under the
Plan). The aggregate number of shares which may be issued pursuant to the exercise of options under the Plan shall not exceed 800,000 shares. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 6(I) of the Plan.

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the Shares allocable to the unexercised portion of such option may again be subject to an option under the Plan.

     5.   ANNUAL LIMITATION.


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     No Optionee shall be granted, in any calendar year, options to purchase shares having an aggregate fair market value (determined at the date of grant of such options) in excess of (i) $100,000 plus (ii) any unused carryover limit to such year computed in accordance with section 422A of the Code.

     6.   TERMS AND CONDITIONS OF OPTION.

     Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain specifically or be subject to, the following terms and conditions:

     (a) NUMBER OF SHARES. Each option shall state the number of Shares to which it pertains.

     (b) OPTION PRICE. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares subject to the option; provided that options granted to Optionees owning more than 10% of the voting stock of the Corporation shall have an option price of at least 110% of the fair market value of the Shares subject to the Option. The "fair market value" of the Shares subject to an option shall be the closing price of shares of the Corporation as reported in THE WALL STREET JOURNAL for the trading day on which the option is granted. If the option is not granted on a trading day, "fair market value" shall be the closing price of the Shares on the trading day immediately before the option is granted as reported in THE WALL STREET JOURNAL. Subject to the foregoing, the Committee, in fixing the option price, shall have full authority and discretion and be fully protected in doing so.

     (c) MEDIUM AND TIME OF PAYMENT. The option price may be paid (i) in United States Dollars in cash or by check or (ii) by transferring a number of shares, valued as provided in Section 6(b) above, as of the date of transfer having a value equal to the option price, or (iii) by part payment in cash or check as provided in (i) above and by payment of the balance by transferring shares to the Corporation as provided in (ii) above.


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     (d)  EXERCISE OF OPTION.  Options shall be exercised by the delivery of written notice to the Corporation setting forth the number of Shares with respect to which the option is to be exercised, together with (i) cash, certified check, bank draft or postal or express money order payable to the order of the Corporation for the amount of the option price to be paid in cash for such Shares, (ii) stock certificates duly endorsed for transfer to the Corporation for shares of a value as determined under Section 6(b) equal to the amount of the option price not paid in cash, and specifying the address to which the certificates for such Shares are to be mailed. Such notice may be delivered in person to a member of the Committee, or the Treasurer of the Corporation, or may be sent by registered mail, return receipt requested, to a member of the Committee, or the Treasurer of the Corporation, in which case delivery shall be deemed made on the date such notice is deposited in the mail. As promptly as practicable after receipt of such notice and payment, the Corporation shall deliver to the Optionee certificates for the number of Shares with respect to which such option has been exercised, issued in the Optionee's name. Such delivery shall be deemed effective for all purposes upon the deposit of such certificates by the stock transfer agent of the Corporation in the United States mail, addressed to the Optionee, at the address specified in the notice above referenced.

     (e)  CONDITIONS TO EXERCISE OF OPTIONS.

     (1) No option granted pursuant to this Plan shall be exercised in whole or in part more than ten years after it is granted, and such option shall be subject to such further terms and conditions as to its exercise as the Committee may prescribe; provided, however, that options granted to Optionees owning more than ten percent (10%) of the voting power of all classes of stock of the Corporation shall be exercisable for a period of no longer than five years from the date of grant.

     (2) In order to exercise an option granted hereunder, in whole or in part, all of the following conditions must be fulfilled at the time of exercise:

          (X) The Optionee must be in the employ of the Corporation or one of its Subsidiaries. However, any Optionee who is totally and permanently disabled at the time of exercise of an option and who has ceased to work for the Corporation or one of its Subsidiaries as a result of such disability shall not be required to be employed by the


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Corporation at the time he exercises such option as long as he was employed by the Corporation or one of its Subsidiaries within one year prior to the date of exercise of such option. Permanent and total disability for such purposes shall mean that such Optionee, at the time he ceased his employment by the Corporation, was unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which could be expected to result in death or which at such time could be expected to last for a continuous period of not less than twelve (12) months. Such Optionee shall furnish proof of his disability in form and substance satisfactory to the Committee.

          (Y) The Optionee shall have met any additional specific conditions imposed by the Committee at the time of the granting of the option.

     (f) PRIOR OUTSTANDING OPTION. No option (for purposes of this section 6(f) called "New Option") shall be exercisable while there is outstanding any Incentive Stock Option (as defined in Sec. 422A of the Code), which Incentive Stock Option was granted, before the granting of the New Option, to the person to whom the New Option is granted, to purchase shares of the Corporation or of a corporation which, at the time the New Option is granted, is a parent or subsidiary corporation (as those terms are defined in Sec. 425 of the Code) of the Corporation, or is a predecessor corporation of the Corporation or such parent or subsidiary corporation. An Incentive Stock Option shall be treated as outstanding until such option is exercised in full or expires by reason of a lapse of time.

     (g) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR RETIREMENT. In the event that an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries for any reason other than his death, disability (as defined in Section 6(e)(2)(X)), or retirement in good standing (as hereinafter provided), such Optionee shall not have the right to exercise any unexercised portion of an option previously granted to the Optionee under this Plan.
Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purpose of the Plan, shall be determined by the Committee, whose determination shall be final and conclusive. If, before the date of expiration of the option, the Optionee shall be retired in good standing from the employment of the Company under the established rules of the


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Company, the option shall terminate on the earlier of such date of expiration or one day less than three months after the date of such retirement, and the Optionee shall have the right prior to such termination to exercise the option only to the extent he was entitled to do so immediately prior to his retirement.

     (h) DEATH OF OPTIONEE AND TRANSFER OF OPTION. If the Optionee shall die while in the employ of the Corporation or a Subsidiary and shall not have fully exercised an option granted under this Plan, such option may be exercised, subject to paragraph 6 (e) (1), to the extent that the Optionee's right to exercise such option had accrued pursuant to this Section 6 of the Plan at the time of his death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance.

     No option shall be transferable by the Optionee otherwise than by will or under the laws of descent and distribution.

     (i) RECAPITALIZATION. Subject to any required action by the stockholders, the number of shares covered by each outstanding option, and the price per Share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the shares) or any other increase or decrease in the number of issued shares accomplished without receipt of consideration by the Corporation.

     Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the stock or securities to which a holder of the same number of shares as those subject to the option would have been entitled under the terms of the agreement of merger or consolidation. In general, if the Corporation is merged into or consolidated with another corporation under circumstances in which the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (all Transactions) while unexercised options are outstanding under the Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding option shall be entitled, upon


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exercise of such option,  to receive such stock as those Shares subject to the option shall be entitled to receive in such Non-Acquiring transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, any limitations imposed pursuant to paragraph 6(e)(2)(Y) hereof may be waived so that all options, from and after a date prior to the effective date of such Non-Acquiring Transaction shall be exercisable in full, and the right to exercise shall be given to each holder of an option during a 30-day period may be cancelled by the Board of Directors as of the effective date of any such Non-Acquiring Transaction.

     In the event of a change in the shares of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an Incentive Stock Option within the meaning of Sec. 422A of the Code.

     Except as herinbefore expressly provided in this Section 6, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of stock of another corporation, and no issue by the Corporation of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the option.

     The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustment, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets; provided, however, that if any such adjustment shall result in a fractional share for any Optionee under any


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option hereunder,  such fraction shall be completely disregarded and Optionee shall only be entitled to the whole number of shares resulting from such adjustment.

     (j) RIGHTS AS A STOCKHOLDER. An Optionee or transferee of an option shall have no rights as a stockholder with respect to any Shares covered by his option until the date of the issuance of a stock certificate to him for such Shares.
No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the such stock certificate is issued, except as otherwise provided in Section 6 hereof.

     (k) INVESTMENT PURPOSE. The Corporation shall not be obligated to sell or issue any shares pursuant to any option unless the Shares with respect to which the option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

               (viii) Optionee shall not sell, transfer, give or otherwise convey any of the Shares acquired under this Plan for a period of two years from the date of the issuance of such Shares to him pursuant to the exercise of an option, except that this restriction may be waived, in the sole discretion of the Committee, in cases of extreme hardship. The certificates representing the Shares shall bear the following legend reflecting the above-described restriction on the transfer of the Shares:

               "The shares represented by this certificate are acquired for investment only and may not be sold, transferred, given or otherwise conveyed for a period of two years from the date of issuance as set forth on this certificate"; and

               (ix) the purchase of Shares pursuant to the exercise of an option shall be for investment purposes, and not with a view to resale or distribution except that in the event the Shares subject to such option are registered under the Securities Act of 1933, as amended, or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     (1)  OTHER PROVISIONS.   Options authorized under the Plan shall contain



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such other provisions,  including,  without limitation,  restrictions upon the exercise of the option, as the committee or the Board of Directors of the Corporation shall deem advisable subject to any limitation on the discretion of the Board of Directors required by Rule 16B-3. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Sec. 422A of the Code or to conform to any change in the law and shall contain any provisions, restrictions or limitations which shall prevent such option from being an Incentive Stock Option as aforesaid.

     7.  TERM OF PLAN.

     Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board of Directors of the Corporation.

     8.  INDEMNIFICATION OF COMMITTEE.

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any


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such action, suit or proceeding a Committee member shall in writing offer the
Corporation the opportunity, at its own expense, to handle and defend the same.

     9.   AMENDMENT TO THE PLAN.

     The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which Options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of Incentive Stock Options as defined in Sec. 422A of the Code.

     10.  APPLICATION OF FUNDS.

     The proceeds received by the Corporation from the sale of Shares pursuant to options will be used for general corporate purposes.

     11.  NO OBLIGATION TO EXERCISE OPTION.

     The granting of an option shall impose no obligation upon the Optionee to exercise such option.

     12.  APPROVAL OF STOCKHOLDERS.

     The Plan shall not take effect until approved by the holders of a majority of the


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outstanding shares which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.


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